Exhibit 21

Subsidiaries of UNITRIN, INC.

Subsidiaries of Unitrin, Inc., with their states of incorporation in parentheses, are as follows:

1.	Alpha Property & Casualty Insurance Company (Wisconsin)
2.	Charter General Agency, Inc. (Texas)
3.	Charter Group, Inc. (Texas)
4.	Charter Indemnity Company (Texas)
5.	Clayton Reinsurance Ltd. (Bermuda)
6.	Family Security Funerals Company (Texas)
7.	Financial Indemnity Company (California)
8.	Fireside Bank (California)
9.	Fireside Securities Corporation (California)
10.	Kemper Auto and Home Group, Inc. (Illinois)
11.	Kemper Enterprise Agency, Inc. (Pennsylvania)
12.	Kemper Independence Insurance Company (Illinois)
13.	Milwaukee Casualty Insurance Co. (Wisconsin)
14.	Milwaukee Safeguard Insurance Company (Wisconsin)
15.	National Association of Medicare Members, Inc. (Oklahoma)
16.	National Association of Self-Employed Business Owners (Oklahoma)
17	NCM Management Corporation (Delaware)
18.	One East Wacker Corporation (Illinois)
19.	The Reliable Life Insurance Company (Missouri)
20.	The Reliable Life Insurance Company of Texas (Texas)
21.	Reserve National Insurance Company (Oklahoma)
22.	Rural American Consumers A National Association (Oklahoma)
23.	Security National Insurance Company (Texas)
24.	Southern States Finance Corporation (Louisiana)
25.	Southern States General Agency, Inc. (Louisiana)
26.	Summerset Marketing Company (Oklahoma)
27.	Trinity Lloyd’s Corporation (Texas)
28.	Trinity Universal Insurance Company (Texas)
29.	Trinity Universal Insurance Company of Kansas, Inc. (Kansas)
30.	Union National Fire Insurance Company (Louisiana)
31.	Union National Life Insurance Company (Louisiana)
32.	United Casualty Insurance Company of America (Pennsylvania)
33.	United Insurance Company of America (Illinois)
34	Unitrin Advantage Insurance Company (New York)
35.	Unitrin Auto and Home Insurance Company (New York)
36.	Unitrin Data Systems, Inc. (Illinois)
37.	Unitrin Direct General Agency, Inc. (Texas)
38.	Unitrin Direct Insurance Company (Illinois)
39.	Unitrin Direct Property & Casualty Insurance Company (Illinois)
40.	Unitrin Internal Audit Services, Inc. (Illinois)
41.	Unitrin Preferred Insurance Company (New York)
42.	Unitrin Services Company (Illinois)
43.	Valley Group, Inc. (Oregon)
44.	Valley Insurance Company (California)
45.	Valley Pacific, Inc. (Oregon)
46.	Valley Property & Casualty Insurance Company (Oregon)